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                                  Exhibit 3.3
                  Articles of Incorporation of BankAnnapolis

THIS IS TO CERTIFY THAT:

     THE UNDERSIGNED, whose names appear in Article FIRST hereof, each of whom is a citizen of the State of Maryland and the United States, and each of whom is eighteen years old or older, acting as incorporators, do hereby associate to form a Maryland trust company under subtitle 2 of Title 3 of the Financial Institutions Article of the Annotated Code of Maryland.

     FIRST:  Those nine persons whose names and addresses appear below, each of
     -----
whom is a citizen of the State of Maryland and the United States, and each of whom is eighteen years old or older, acting as incorporators, do hereby associate to form a state chartered trust company under Subtitle 2 of Title 3 of the Financial Institutions Article of the Annotated Code of Maryland, as amended:

     Name                                       Address
     ----                                       -------

Richard M. Lerner                        900 Bestgate Rd.
                                         Annapolis, MD 21401

Mark H. Anders                           900 Bestgate Rd.
                                         Annapolis, MD 21401

F. Carter Heim                           900 Bestgate Rd.
                                         Annapolis, MD 21401

Stanley J. Klos, Jr.                     900 Bestgate Rd.
                                         Annapolis, MD 21401

Lawrence E. Lerner                       900 Bestgate Rd.
                                         Annapolis, MD 21401

Dimitri P. Mallios                       900 Bestgate Rd.
                                         Annapolis, MD 21401

Albert Phillips                          900 Bestgate Rd.
                                         Annapolis, MD 21401

Lawrence W. Schwartz                     900 Bestgate Rd.
                                         Annapolis, MD 21401

Ermis Sfakiyanudis                       900 Bestgate Rd.
                                         Annapolis, MD 21401

     SECOND: The name of the trust company (which is hereinafter called the
     ------
"Bank") is:

                                 BankAnnapolis

     THIRD:  The post office address of the principal banking office of the Bank
     -----
is in 900 Bestgate Road, Annapolis, Maryland  21401.

     FOURTH: The Resident Agent of the Bank is Margaret Theiss Faison.  Said
     ------
Resident Agent of the Bank is a citizen of the State of Maryland and actually resides there.

     FIFTH:  The number of directors of the Bank  shall be not less than 5 and
     -----
no more than 25. The number of directors may be increased or decreased pursuant to the Bylaws of the Bank, but shall never be less, nor more than the number permitted by Subtitle 4 of Title 3 of the Financial Institutions Article of the Annotated Code of Maryland now or hereafter in force. The names and residence addresses of those who will serve as directors of the Bank until their successors are elected and qualify are as follows:

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       Name                                     Address
       ----                                     -------

Richard M. Lerner                        900 Bestgate Rd.
                                         Annapolis, MD 21401

Mark H. Anders                           900 Bestgate Rd.
                                         Annapolis, MD 21401

F. Carter Heim                           900 Bestgate Rd.
                                         Annapolis, MD 21401

Stanley J. Klos, Jr.                     900 Bestgate Rd.
                                         Annapolis, MD 21401

Lawrence E. Lerner                       900 Bestgate Rd.
                                         Annapolis, MD 21401

Dimitri P. Mallios                       900 Bestgate Rd.
                                         Annapolis, MD 21401

Albert Phillips                          900 Bestgate Rd.
                                         Annapolis, MD 21401

Lawrence W. Schwartz                     900 Bestgate Rd.
                                         Annapolis, MD 21401

Ermis Sfakiyanudis                       900 Bestgate Rd.
                                         Annapolis, MD 21401

     SIXTH:  The total number of shares of stock which the Bank has authority to
     -----
issue is 10,000,000 shares, at the par value of Ten Dollars ($10.00) per share, all of which shares are of one class and designated as shares of common stock. The aggregate par value of all authorized shares is $100,000,000.

     SEVENTH: The Board of Directors of the Bank, subject to Subtitle 3 of
     -------
Title 3 of the Financial Institutions Article of the Annotated Code of Maryland, as amended, is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

     EIGHTH:  The Board of Directors may classify or reclassify any unissued
     ------
shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

     NINTH:   The Bank reserves the right to amend its Charter so that such
     -----
amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting adversely affected Shareholder shall not be entitled to the same rights as an objecting stockholder in the case of a consolidation, merger, share exchange, or transfer of all, or substantially all, of the assets of the Corporation.

     TENTH:   The enumeration and definition of a particular power of the Board
     -----
of Directors included in ARTICLES SEVENTH, EIGHTH or NINTH shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Charter of the Bank or be construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under Subtitle 4 of Title 3 of the Financial Institutions Article of the Annotated Code of Maryland, as amended, the Maryland General Corporation Law of the State of Maryland.

     ELEVENTH: With respect to:
     --------

     (a)    the amendment of the Charter of the Bank;

     (b) the consolidation of the Bank with one or more corporations to form a new consolidated corporation;

     (c) the merger of the Bank into another corporation or the merger of one or more other corporations into the Bank;

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     (d)    the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Bank, including its goodwill and franchises;

     (e) the participation by the Bank in a share exchange (as defined in the Maryland General Corporation Law) as the corporation the stock of which is to be acquired;

     (f) the voluntary or involuntary liquidation, dissolution or winding-up of the Bank;

     (g) the issuance of shares of stock of any class now or hereafter authorized, or any securities exchangeable for, or convertible into, such shares, or warrants or other instruments evidencing rights or options to subscribe for, or otherwise acquire such shares; such action shall be effective and valid if taken or approved by an affirmative vote of a majority of the shares entitled to be cast thereon, after due authorization and/or approval and/or advice of such action by the Board of Directors as required by law, notwithstanding any provision of law requiring any action to be taken or authorized other than as provided in ARTICLES SEVENTH, EIGHTH, NINTH and TENTH.

     TWELFTH:     Except as may otherwise be provided by the Board of Directors,
     -------
no holder of any shares of the stock of the Bank shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

     THIRTEENTH:  (1)  To the maximum extent permitted by Maryland law, the Bank
     ----------
shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, and shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. The Bank shall advance expenses to its directors and officers and other persons referred to above to the extent permitted by Maryland law. This indemnification of directors and officers shall also apply to directors and officers and other persons referred to above to the extent permitted by Maryland law. This indemnification of directors and officers shall also apply to directors and officers who are also employees, in their capacity as employees. The Board of Directors may by Bylaw, resolution, or agreement make further provisions for indemnification of employees and agents to the extent permitted by Maryland law.

     (2) References to Maryland law shall include the Maryland Banking Law and the Maryland General Corporation Law as from time to time amended. Neither the repeal nor amendment of this Article THIRTEENTH nor any other amendment to these
                                     ----------
Articles of Incorporation, shall eliminate or reduce the protection afforded with respect to any person by the foregoing provisions of this Article

THIRTEENTH with respect to any act or omission which shall have occurred prior
----------
to such repeal or amendment.

     FOURTEENTH:  The stockholders, in accordance with applicable federal law,
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have approved the plan of conversion by which the national bank will convert to a Maryland chartered trust company with commercial banking powers.

     IN WITNESS WHEREOF, we have signed these Articles of Incorporation, hereby acknowledging the same to be our act and deed, on August 13, 2000.


                              /s/ Richard M. Lerner
                              ---------------------
                              Richard M. Lerner

                              /s/ Mark H. Anders
                              ------------------
                              Mark H. Anders

                              /s/ F. Carter Heim
                              ------------------
                              F. Carter Heim

                              /s/ Stanley J. Klos, Jr.
                              ------------------------
                              Stanley J. Klos, Jr.

                              /s/ Lawrence E. Lerner
                              ----------------------
                              Lawrence E. Lerner

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                              /s/ Dimitri P. Mallios
                              ----------------------
                              Dimitri P. Mallios

                              /s/ Albert Phillips
                              -------------------
                              Albert Phillips

                              /s/ Lawrence W. Schwartz
                              ------------------------
                              Lawrence W. Schwartz

                              /s/ Ermis Sfakiyanudis
                              ----------------------
                              Ermis Sfakiyanudis


                            CERTIFICATE OF APPROVAL
                            -----------------------


     The foregoing Articles of Incorporation of BankAnnapolis, effecting the incorporation of that corporation as a Maryland trust company, are hereby approved this 29th day of August, 2000.
              ----        ------

                              Commissioner of Financial Regulation of the State of Maryland

                              By: /s/ Mary Louise Preis
                                  ---------------------
                                  Mary Louise Preis

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